Exhibit 5.1

212-373-3000

212-757-3990

November 24, 2014

Caesars Entertainment Resort Properties, LLC

One Caesars Palace Drive

Las Vegas, NV 89109

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (as amended on November 24, 2014, the “Registration Statement”) of Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company (“CERP LLC”), Caesars Entertainment Resort Properties Finance, Inc., a Delaware corporation (“CERP Finance”), each of the entities listed on Schedule I hereto (the “Delaware Co-Issuer Guarantors”), and each of the entities listed on Schedule II hereto (the “Non-Delaware Co-Issuer Guarantors,” and collectively with the Delaware Co-Issuer Guarantors, CERP LLC and CERP Finance, the “Co-Issuer Guarantors”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Co-Issuer Guarantors’ (i) $1,000,000,000 aggregate principal amount of 8% First-Priority Senior Secured Notes due 2020 (the “2020 Exchange Notes”) and the related guarantees (the “2020 Notes Guarantees”), and (ii) $1,150,000,000 aggregate principal amount of 11% Second-Priority Senior Secured Notes due 2021 (the “2021 Exchange Notes,” and collectively with the 2020 Exchange Notes, the “Exchange Notes”) and the related guarantees (the “2021 Notes Guarantees,” and collectively with the 2020 Notes Guarantees, the “Guarantees”).

The 2020 Exchange Notes and the 2020 Notes Guarantee are to be offered in exchange for the Co-Issuer Guarantors’ outstanding $1,000,000,000 aggregate principal amount of 8% First-Priority Senior Secured Notes due 2020 (the “Original 2020 Notes”) and the related guarantees of the Original 2020 Notes. The 2020 Exchange Notes and the 2020 Notes Guarantee will be issued by the Co-Issuer Guarantors in accordance with the terms of the Indenture, dated as of October 11, 2013, by and among the Co-Issuer Guarantors and U.S. Bank National Association, as trustee (the “2020 Trustee”), as supplemented by that certain supplemental indenture, dated August 7, 2014, by and among AC Conference HoldCo., LLC, AC Conference NewCo., LLC, and the 2020 Trustee, as further supplemented by that certain supplemental indenture, dated October 15, 2014 by and among the Co-Issuer Guarantors and the 2020 Trustee, and as further supplemented by that certain supplemental indenture dated November 19, 2014 by and among Caesars Florida Acquisition Company, LLC and the 2020 Trustee (as so supplemented, the “2020 Notes Indenture”).

The 2021 Exchange Notes and the 2021 Notes Guarantee are to be offered in exchange for the Co-Issuer Guarantors’ outstanding $1,150,000,000 aggregate principal amount of 11% Second-Priority Senior Secured Notes due 2021 (the “Original 2021 Notes,” and collectively with the Original 2020 Notes, the “Original Notes”) and the related guarantees of the Original 2021 Notes. The 2021 Exchange Notes and the 2021 Notes Guarantee will be issued by the Co-Issuer Guarantors in accordance with the terms of the Indenture, dated as of October 11, 2013, by and among the Co-Issuer Guarantors and U.S. Bank National Association, as trustee (the “2021 Trustee”), as supplemented by that certain supplemental indenture, dated August 7, 2014, by and among AC Conference HoldCo., LLC, AC Conference NewCo., LLC, and the 2021 Trustee, as further supplemented by that certain supplemental indenture dated October 15, 2014 by and among the Co-Issuer Guarantors and the 2021 Trustee, and as further supplemented by that certain supplemental indenture dated November 19, 2014 by and among Caesars Florida Acquisition Company, LLC and the 2021 Trustee (as so supplemented, the “2021 Notes Indenture,” and collectively with the 2020 Notes Indenture, the “Indentures”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the 2020 Notes Indenture (including as an exhibit thereto the form of 2020 Exchange Notes) included as Exhibit 4.1 to the Registration Statement;

3. the 2021 Notes Indenture (including as an exhibit thereto the form of 2021 Exchange Notes) included as Exhibit 4.2 to the Registration Statement; and

4. the Registration Rights Agreement, dated as of October 11, 2013 (the “Registration Rights Agreement”), among the Co-Issuer Guarantors and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, included as Exhibit 4.3 to the Registration Statement.

In addition, we have examined (i) such corporate records of CERP Finance that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of CERP Finance certified by CERP Finance, as in effect on the date of this letter, and copies of resolutions of the board of directors of CERP Finance relating to the issuance of the Exchange Notes certified by CERP Finance; (ii) such limited liability company records of CERP LLC and each Delaware Co-Issuer Guarantor that we have considered appropriate, including a copy of the certificate of formation, as amended, and operating agreement, as amended, of CERP LLC and each Delaware Co-Issuer Guarantor, certified by CERP LLC and such Delaware Co-Issuer Guarantor, as applicable, as in effect on the date of this letter, and copies of resolutions of the board of directors of the director indirect sole or managing member of CERP LLC and each Delaware Co-Issuer Guarantor relating to the issuance of the Exchange Notes and/or the Guarantees, as applicable, certified by CERP LLC and such Delaware Co-Issuer Guarantor, as applicable; and (iii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Co-Issuer Guarantors made in the Documents and upon certificates of public officials and officers of the Co-Issuer Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and the Guarantees will be issued as described in the Registration Statement, (ii) that the Exchange Notes will be in substantially the form attached to the Indentures and that any information omitted from such form will be properly added, (iii) that each of the Non-Delaware Co-Issuer Guarantors is validly existing and in good standing under the laws of its jurisdiction of organization, (iv) that each of the Non-Delaware Co-Issuer Guarantors has all necessary power and authority to execute, deliver and perform its obligations under the Indenture and the Exchange Notes or Guarantees, as applicable, (v) that the execution, delivery and performance by each of the Non-Delaware Co-Issuer Guarantors of the Indenture and the Exchange Notes or Guarantees, as applicable, has been duly authorized by all necessary limited liability company action and do not violate such party’s certificate of formation or articles of organization, as applicable, operating agreements or other organizational documents or the laws of its jurisdiction of organization, and (vi) the due execution and delivery of the Indenture and the Exchange Notes, as applicable, by each of the Non-Delaware Co-Issuer Guarantors under the laws of its jurisdiction of organization. With regards to matters of Nevada and New Jersey state law, we have relied, with the Co-Issuer Guarantors’ permission, upon the opinions of Brownstein Hyatt Farber Schreck, LLP, filed as Exhibits 5.2 and 5.3 to the Registration Statement, respectively.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Original Notes as set forth in the Registration Statement and in accordance with the terms of the Indentures and the Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of each Co-Issuer Guarantor enforceable against each Co-Issuer Guarantor in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Original Notes as set forth in the Registration Statement and in accordance with the terms of the Indentures and the Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each Co-Issuer Guarantor enforceable against each Co-Issuer Guarantor in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Schedule I

Delaware Co-Issuer Guarantors

1.	AC Conference HoldCo. LLC, a Delaware limited liability company

2.	AC Conference NewCo. LLC, a Delaware limited liability company

3.	Caesars Florida Acquisition Company, LLC, a Delaware limited liability company

4.	Caesars Linq, LLC, a Delaware limited liability company

5.	Caesars Octavius, LLC, a Delaware limited liability company

6.	Harrah’s Atlantic City Mezz 1 LLC, a Delaware limited liability company

7.	Harrah’s Atlantic City Mezz 2 LLC, a Delaware limited liability company

8.	Harrah’s Atlantic City Mezz 3 LLC, a Delaware limited liability company

9.	Harrah’s Atlantic City Mezz 4 LLC, a Delaware limited liability company

10.	Harrah’s Atlantic City Mezz 5 LLC, a Delaware limited liability company

11.	Harrah’s Atlantic City Mezz 6 LLC, a Delaware limited liability company

12.	Harrah’s Atlantic City Mezz 7 LLC, a Delaware limited liability company

13.	Harrah’s Atlantic City Mezz 8 LLC, a Delaware limited liability company

14.	Harrah’s Atlantic City Mezz 9 LLC, a Delaware limited liability company

15.	Harrah’s Atlantic City Propco, LLC, Delaware limited liability company

16.	Octavius/Linq Intermediate Holdings, LLC, a Delaware limited liability company

Schedule II

Non-Delaware Co-Issuer Guarantors

1.	Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company

2.	Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company

3.	Harrah’s Las Vegas, LLC, a Nevada limited liability company

4.	Harrah’s Laughlin, LLC, a Nevada limited liability company

5.	Paris Las Vegas Operating Company, LLC, a Nevada limited liability company

6.	Rio Properties, LLC, a Nevada limited liability company

9